Exhibit 4.1

Instrument
Universe Bidco Limited
and
[Security Trustee]

constituting up to £30,000,000 Floating Rate Loan Notes 2015

THIS INSTRUMENT is made by way of deed on                                                          2010

BY:

UNIVERSE BIDCO LIMITED (No. 7289402) whose registered office is at Washington House, Birchwood Park Avenue, Birchwood, Warrington WA3 6GR (the "Company"); and

[Security Trustee] (No ●) whose registered office is at [●] (the "Security Trustee").

WHEREAS

the Company has, pursuant to its Memorandum and Articles of Association and by resolution of its board of directors passed on [      ] June 2010, created and authorised the issue of a maximum nominal amount of £30,000,000 floating rate loan notes 2015 to be constituted as hereinafter provided and subject to and with the benefit of the schedules which shall be deemed to form part of this instrument.

BY THIS DEED THE COMPANY DECLARES AND COVENANTS AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this instrument and the schedules the following words and expressions shall have the following meanings, unless the context otherwise requires:

 "business day" means a day (excluding Saturdays and Sundays) on which banks are open in London for the transaction of normal banking business;

 "Conditions" means the conditions of the Notes as set out in schedule 2 as they may from time to time be modified in accordance with the provisions contained in this instrument;

 "Directors" means the board of directors for the time being of the Company;

 "Extraordinary Resolution" means an extraordinary resolution as defined in paragraph 18 of schedule 5;

 "Form of Election" means the form of election completed by each initial beneficial owner of the Notes in connection with the election to receive the Notes;

 "Interest Payment Date" has the meaning given in Condition 7.1;

 "Moody's" means Moody's Investors Service, Inc.

 "North American person" means:

(a)	any US Person; and

(b)	any individual, corporation, partnership, trust or other entity resident in Canada;

 "Notes" means the £30,000,000 floating rate loan notes 2015 originally constituted by this instrument or, as the case may be, the principal amounts represented by them and for the time being issued and outstanding and reference to a "Note" is a reference to any one of the issued Notes;

 "Noteholder" means a person whose name is entered in the Register as the holder of a Note;

 "par" means the nominal amount of the Notes;

 "Parent" has the meaning given in clause 6.1;

 "Rating Agency" means S&P or any of its Subsidiaries and its or their successors or Moody's or any of its Subsidiaries and its or their successors or any internationally recognised rating agency substituted for either of them by the Parent from time to time with the prior approval of the Noteholders;

 "Rating Downgrade" shall be deemed to have occurred if:

(i)
in the case where the Parent is assigned a rating by two Rating Agencies, each of the ratings assigned to the Parent by the Rating Agencies is withdrawn or downgraded to BB-/Ba3 (or their respective equivalents for the time being, or worse) and it not reinstated or upgraded to BB+/Ba2 (or their respective equivalents for the time being, or better) within 60 days of such withdrawal or downgrade; or

(ii)
in the case where the Parent is only assigned a rating by one Rating Agency, the current rating assigned to the Parent by that Rating Agency is withdrawn or downgraded to BB-/Ba3 (or its respective equivalent for the time being, or worse) and it not reinstated or upgraded to BB+/Ba2 (or its respective equivalent for the time being, or better) within 60 days of such withdrawal or downgrade;

 "Register" means the register of Noteholders referred to in clause 6;

 "Registrars" means, together, Equiniti Limited and Equiniti Financial Services Limited, each of whose registered office is Aspect House, Spencer Road, Lancing Business Park, Lancing, West Sussex BN99 6DA or such other registrars as the Company may appoint;

 "S&P" means Standard & Poor's Financial Services LLC, a subsidiary of the McGraw Hill Companies, Inc;

 "TTE Instruction" means a transfer to escrow instruction given by a holder of uncertificated scheme shares through CREST;

 "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

 "US Person" means a US person as defined in Regulation S under the United States Securities  Act of 1933, as amended

1.2	Subject as herein expressly defined any words and expressions defined in the Companies Act 2006 shall have the meanings therein ascribed to them.

1.3	References to any provision of any statute shall be deemed also to refer to any statutory provision modification or re-enactment thereof from time to time in force.

1.4	Words denoting persons shall include corporations, the masculine gender shall include the feminine and the singular shall include the plural and vice versa.

1.5	References to this "instrument" or this "deed" include, where the context so admits, the schedules hereto.

1.6	The headings are for convenience only and shall not affect the interpretation hereof.

1.7	"Pounds" and "£" denote the lawful currency of the United Kingdom.

2.	AMOUNT AND FORM OF THE NOTES

2.1	The aggregate nominal amount of the Notes constituted by this instrument is limited to £30,000,000.

2.2
The Notes will initially be represented by a temporary global Note certificate (the "Temporary Global Certificate") registered in the name of the Registrar, acting in its capacity as Note agent for the beneficial owners of the interests therein (and such beneficial ownership and interests shall be recorded in a register maintained by the Registrar as Note agent for such purpose). The Registrar shall hold the Temporary Global Certificate for a period of forty days from the date of issue (the "Forty Day Period"), during which time neither the Temporary Global Certificate nor beneficial interests therein shall be transferable under any circumstances whatsoever. Any purported transfer of the Temporary Global Certificate or any beneficial interest therein during the Forty Day Period shall be null and void ab initio. Upon expiry of the Forty Day Period and receipt by the Registrar from each beneficial owner of an interest in the Notes of certification of beneficial ownership of the Notes by non-US Persons (which certification may be contained in a Form of Election or a TTE Instruction), the Temporary Global Certificate will be exchanged in whole but not in part for Notes represented by a definitive Note certificate (the "Definitive Certificate").  As soon as is reasonably practicable thereafter, the Registrar, acting in its capacity as Note agent, shall deliver one or more Definitive Certificates to the Noteholders in registered form in denominations of £1 in nominal amount or integral multiples thereof. Upon expiry of the Forty Day Period the Notes shall be transferable in accordance with schedule 2 and clause 4.7 of schedule 3.

3.	STATUS OF THE NOTES

3.1
The Notes represent a direct obligation of the Company for the due and punctual payment of the principal and interest in respect of them and for the performance of all the obligations of the Company with respect to them.

3.2
The Notes when issued will rank pari passu equally and rateably without discrimination or preference as unsecured obligations of the Company and with all other unsecured indebtedness of the Company except to the extent provided by law.

3.3	The Notes shall be known as Floating Rate Loan Notes 2015.

4.	CERTIFICATE FOR NOTES

4.1
Upon expiry of the Forty Day Period and receipt by the Registrar from each beneficial owner of an interest in the Notes of certification of beneficial ownership of the Notes by non-US Persons (which certification may be contained in a Form of Election or a TTE instruction), each Noteholder shall be entitled to one certificate without charge for the total nominal amount of Notes registered in his name.  Each certificate shall bear a denoting number, shall (subject as provided in this clause 4.1) be executed as a deed by the Company in accordance with its articles of association for the time being or in such other manner as may be permitted by statute, shall be substantially in the form set out in schedule 1 and shall have endorsed on it conditions in the form or substantially in the form set out in schedule 2.  The Company shall not be bound to register more than four persons as the joint holders of any Note.  Joint holders of Notes will be entitled to only one Note in respect of their joint holding and the Note will be delivered to that one of the joint holders who is first-named in the Register in respect of the joint holding or to such other person as the joint holders may, in writing, direct. Delivery of a certificate to one of such persons shall be sufficient delivery to all.  When a Noteholder has redeemed or transferred part only of his Notes the old certificate shall be cancelled and a new certificate for the balance of such Notes issued without charge.

4.2
The Directors may by resolution (either generally or in any particular case or cases) determine that the signatures required by clause 4.1 shall be affixed by means of some method or system of mechanical signature.

5.	COVENANTS BY THE COMPANY

The Company hereby covenants with the Noteholders and each of them to comply with the terms of the Notes and to observe and perform the Conditions, which conditions shall be deemed to be incorporated in this instrument and shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively.

6.	PARENT COMPANY GUARANTEE & DESIGNATED DEPOSIT ACCOUNT

6.1
The obligations of the Company in relation to payment of the principal and interest under this instrument in respect of the Notes (the principal amount of the Notes outstanding from time to time and the interest from time to time thereon being together, in aggregate, the "Aggregate Outstanding Amount"), will at all times at the option of the Company be one of the following:

(a)
guaranteed by the Company's ultimate holding company, Universe Corporation (the "Parent"), by executing a parent company guarantee substantially in the form attached as schedule 4 hereto (the "Parent Guarantee"); or

(b)
cash collateralised by the deposit of an amount equal to the Aggregate Outstanding Amount into a blocked account in the name of the Company (a "Designated Deposit Account") and, subject to clause 6.4 below, the Company undertakes, until such time that the Company has no further obligation under this instrument to pay the Loan Note Holders, only to use the proceeds of the Designated Deposit Account to pay the Aggregate Outstanding Amount, in accordance with the terms of this instrument, and/or

(c)
guaranteed by the Parent pursuant to the terms of a Parent Guarantee and cash collateralised by the Company by virtue of a deposit in the Designated Deposit Account in such respective amounts as the Parent and the Company shall agree provided that the aggregate amount guaranteed by the Parent under the Parent Guarantee and the amount standing to the credit of the Designated Deposit Account shall at all times in aggregate be equal to or exceed the Aggregate Outstanding Amount.

6.2
At any time when there is a Parent Guarantee in issue and a Rating Downgrade occurs, the Outstanding Aggregate Amount will thereafter be cash collateralised by the deposit of an amount equal to the Aggregate Outstanding Amount into a Designated Deposit Account and the Company undertakes, until such time that the Company has no further obligation under this instrument to pay the Loan Note Holders, only to use the proceeds of the Designated Deposit Account to pay the Aggregate Outstanding Amount, in accordance with the terms of this instrument.

6.3
At the option of the Company, if at any time when there is a Parent Guarantee in issue and the requisite funds are deposited into the Designated Deposit Account in accordance with clauses 6.1(b) or 6.2, then the Parent shall be entitled to cancel the Parent Guarantee in an amount equal to such deposit and the Parent shall have no further liability under the Parent Guarantee to that extent.

7.	SECURITY TRUSTEE

7.1	The Company hereby appoints the Security Trustee to act in accordance with the terms of Schedule 6 and by executing this Instrument the Security Trustee consents to such appointment.

8.	REGISTER OF NOTEHOLDERS

8.1	The Company shall cause a register to be maintained in respect of the Notes in accordance with the provisions of schedule 3.

8.2
The provisions relating to the Register set out in schedule 3 shall be deemed to be incorporated in this instrument and shall be binding on the Company and the Noteholders and on all persons claiming through or under them respectively.

9.	MEETINGS OF NOTEHOLDERS

The provisions for meetings of holders of the Notes set out in schedule 5 shall be deemed to be incorporated in this instrument and shall be binding on the Company and the Noteholders and on all persons claiming through or under them respectively.

10.	FOREIGN NOTEHOLDERS

The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended, nor under any of the relevant securities laws of any province or territory of Japan, Canada or Australia.  Accordingly, unless an exemption under such Act or laws is applicable, the Notes may not be offered, sold or delivered, directly or indirectly, in or into the United States, Japan, Canada or Australia or to or for the account or benefit of any North American person or resident of Japan, Canada or Australia.

11.	FURTHER NOTES

The Company shall be entitled from time to time, by resolution of the board or of a duly authorised committee thereof, to cancel any created but unissued Notes or to create and issue further unsecured loan notes to be constituted by deed or instrument expressed to be supplemental hereto either so as to be identical in all respects and form a single series with the Notes or to carry such rights as to interest, redemption and otherwise as the board may think fit.

12.	GOVERNING LAW

12.1
These presents (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this instrument or the constitution of the Notes) shall be governed by and construed in accordance with English law.

12.2
The Company to these presents irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with them and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

13.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

13.1	Each Noteholder shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Company under the terms of this instrument (subject to clause 12.2).

13.2
Save as provided in clause 12.1, no person other than the parties to this instrument shall be entitled to enforce its rights under this instrument under the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof this instrument has been executed as a deed and has been delivered on the date first above written.

SCHEDULE 1

Form of Note

Certificate No.	Transfer No.	Date	Nominal Amount
£.....................

LIMITED

________________________________________________________

(Registered in England No. ●)

FLOATING RATE (AT 0.25 PER CENT. BELOW SIX MONTH LIBOR PER ANNUM) LOAN NOTES 2015

Issue of £30,000,000 Floating Rate (at 0.25 per cent. below six month LIBOR per annum) Loan Notes 2015 (the "Notes"), created and issued by UNIVERSE BIDCO LIMITED (the "Company") pursuant to the Memorandum and Articles of Association of the Company and a resolution of the board of directors passed on ● 2010.

THIS IS TO CERTIFY that                                            of

is/are the registered holder(s) of £● nominal of the Notes which are constituted by an instrument made by the Company on ● 2010 (the "instrument") and are issued with the benefit of and subject to the provisions contained in the instrument and the conditions endorsed hereon.

Interest calculated in accordance with the conditions endorsed hereon is payable half yearly in arrears on 10 March and 10 September in each year.

Executed as a deed by the Company

acting by

...........................................

Director

............................................

Director/Secretary

Notes:	(i)	Where the context so admits, words and expressions defined in the instrument shall bear the same respective meanings in the conditions endorsed hereon.

(ii)
The Notes are transferable in accordance with and subject to the provisions of the instrument in amounts or multiples of £1.  No transfer, whether of the whole or any part of the Notes comprised in this certificate, will be accepted for registration unless accompanied by this certificate and lodged with the Registrars.

(iii)
This Note has not been and will not be registered under the United States Securities Act of 1933, as amended, nor under any of the relevant securities laws of any province or territory of Japan, Canada or Australia.  Accordingly, unless an exemption under such Act or laws is applicable, this Note may not be offered, sold, delivered or otherwise transferred, directly or indirectly in or into the United States, Japan, Canada or Australia or to or for the account or benefit of any North American person or resident of Japan, Australia or Canada.

(iv)	The Notes are repayable in accordance with the conditions endorsed hereon.

(v)	A copy of the instrument is available for inspection at the Company's registered office at all reasonable times during office hours.

SCHEDULE 2

Conditions

1.	FORM AND STATUS

The Notes constitute obligations of the Company and are issued in amounts or integral multiples of £1. The instrument pursuant to which the Notes are issued does not contain any restrictions on borrowing, charging or disposal of assets by the Company or any of its subsidiaries.

2.	REPAYMENT, PREPAYMENT, PURCHASE AND REDEMPTION

2.1
If not previously repaid or purchased, the Notes will be repaid by the Company at par on the first Interest Payment Date falling five years after the date of issue of the Notes together with accrued interest up to and including that date.

2.2
Each Noteholder shall be entitled to require the whole or any part (being £1 in nominal amount or an integral multiple thereof) of the Notes held by him to be repaid at par, together with accrued interest in accordance with condition 2.7 on any Interest Payment Date falling at least six months from the date of issue of the Notes.

2.3
Such right shall be exercisable by the Noteholder concerned completing and signing the Notice of Repayment printed on the Note to be repaid (or by completing such other form as the Directors may approve) and lodging it at the offices of the Registrars on behalf of the Company not less than 30 days before the relevant Interest Payment Date accompanied by such evidence (if any) as the Directors may reasonably require to prove the title of the person requiring repayment.  A Notice of Repayment given to the Company in accordance with this condition shall be irrevocable.  No such notice may be given in respect of any Notes in respect of which notice of redemption has previously been given by the Company.

2.4
Against such delivery, the Company shall on the relevant Interest Payment Date pay to the Noteholder concerned the principal amount of his Note together with accrued interest in accordance with condition 2.7.

2.5
The Company may at any time after six months following the date of the issue of the Notes pursuant to this instrument purchase any Notes by tender (available to all holders alike) or by private treaty at any price (provided that under the terms of the tender offer no Noteholders shall be required to sell any of their Notes to the Company).

2.6
The Company shall be entitled to redeem all (but not some only) of the outstanding Notes at par together with accrued interest in accordance with condition 2.7 on not less than 30 days' prior written notice if, at any time the aggregate amount of all the Notes outstanding is less than £1,500,000, provided that all of the Notes so redeemed have been in issue for more than six months.

2.7
On making any payment of principal to a Noteholder under this condition the Company shall pay to him the interest accrued thereon up to (but excluding) the date of repayment but subject to any deduction or withholding required by law.

3.	EVENTS OF DEFAULT

3.1
Notwithstanding any other provisions of this instrument, each Noteholder shall be entitled to require all or any part (being £1 in nominal amount or any integral multiple thereof) of the Notes held by him to be repaid at par together with accrued interest (after deduction of tax) on or at any time after the occurrence of the following events of default:

(a)	the Company fails to pay within 30 days of the due date any principal or interest payable in respect of the Notes; or

(b)
an order is made by a court of competent jurisdiction for the winding up or dissolution of the Company or an effective resolution is passed for the winding-up of the Company (otherwise than in each case for the purposes of an solvent amalgamation or reconstruction or a members' voluntary winding up on terms previously approved by Extraordinary Resolution); or

(c)
an encumbrancer takes possession or a trustee, receiver or an administrator or administrative receiver or similar officer is appointed of all or substantially all of the undertaking of the Company and such person has not been paid out or discharged within 30 days; or

(d)	it is or becomes, in the sole opinion of the Company, unlawful for the Company or the Parent to perform any of its obligations under the instrument.

3.2	Such right shall be exercisable by the Noteholder concerned in the manner described in condition 2.3 and thereupon such Notes shall immediately become repayable.

3.3
At any time after the Notes have become repayable under the provisions of this condition, any Noteholder may without notice institute such proceedings as he may think fit to enforce repayment of the Notes.

3.4	The Company shall notify the Noteholders forthwith of the happening of any of the events specified in condition 3.1.

4.	METHOD OF PAYMENT

4.1
Payment of the principal monies and interest payable on the Notes, or any part thereof, may be made by cheque, warrant or money order sent through the post at the risk of the Noteholder to the registered address of the Noteholder or, in the case of joint Noteholders, to the registered address of that one of them who is first named on the Register (or to such person and to such address as the Noteholder or joint Noteholders may in writing direct) or by a bank or other funds transfer system.  Every such cheque, warrant or money order shall be made payable to the order of the person to whom it is sent (or to such person as the Noteholder or joint Noteholders may in writing direct) and payment of the cheque, warrant or money order shall be a satisfaction of the principal and interest represented thereby.  If payment is made by a bank or other funds transfer, the Company shall not be responsible for amounts lost or delayed in the course of the transfer.

4.2
Except as provided in this instrument or as requested by the relevant Noteholder, all payments made or to be made by the Company under this instrument shall be made in full without set-off or counterclaim and not subject to any condition and free and clear of and without deduction or withholding for or on account of any taxes or any other purpose.

5.	SURRENDER OF CERTIFICATE AND PRESCRIPTION

5.1
Every Noteholder any part of whose Notes are due to be repaid under any of the provisions of these conditions shall, not later than the due date for such repayment, deliver the relevant certificates for such Notes to the Registrars on behalf of the Company or as it shall direct.  Unless payment of the amount due to be repaid has already been made in accordance with condition 4, upon such delivery and against a receipt for the principal moneys payable in respect of the Notes to be repaid, the Company shall pay to the Noteholder the amount payable to him in respect of such repayment in accordance with condition 4. If part only of any Note(s) as evidenced by the relevant certificate so delivered is then due to be repaid, the Company shall either endorse such Note with a memorandum of the date and amount paid to the holder of such Note and return it to the Noteholder or shall cancel such Note and without charge issue to such Noteholder a new Note for the balance of the principal amount due to him.

5.2
If any Noteholder, any part of whose Notes is liable to be repaid under these conditions, shall fail or refuse to deliver up the forms required under condition 2.3 and/or the certificate(s) for such Notes at the time and place fixed for repayment thereof or should fail or refuse to accept payment of the repayment monies payable in respect thereof, the monies payable to such Noteholder shall be set aside by the Company and paid into a separate interest bearing bank account and held by the Company in trust for such Noteholder and such setting aside shall be deemed for all the purposes of these conditions to be a payment to such Noteholder and the Company shall thereby be discharged from all obligations in connection with such Notes.  If the Company shall place the said monies on deposit at a bank, the Company shall not be responsible for the safe custody of such monies or for interest thereon. The company may deduct from such interest as the said monies may earn whilst on deposit any expenses reasonably incurred by the Company in connection therewith.  Any amount so paid or deposited, together with accrued interest, will as soon as is reasonably practicable be paid to the Noteholder or his successors upon delivery of the relevant documents referred to above at any time after a period of 6 years from the making of the deposit. Any such amount so paid or deposited which remains unclaimed after a period of 6 years from the making of the payment or deposit, together with any accrued interest, shall revert to the Company notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and other records of the Company.

6.	CANCELLATION

All Notes purchased or repaid by the Company shall be cancelled and shall not be available for reissue.

7.	INTEREST

7.1
Until such time as the Notes are repaid or purchased in accordance with these conditions, the Company will pay interest on the principal amount of each Note (subject to any requirement to deduct tax) twice yearly in arrears on 10 March and 10 September in each year (each, an "Interest Payment Date") in respect of the Interest Period (as defined below) ending on the day immediately preceding those dates, in each case only to persons who are registered as Noteholders at the close of business on the relevant record date, except that the first payment of interest in respect of any Note is payable on 10 March 2011 and is in respect of the period starting on the date of issue of such Note up to (but excluding) 10 March 2011.  In respect of the Notes such period and each subsequent period commencing on an Interest Payment Date and ending on the date immediately preceding the next Interest Payment Date is referred to as an "Interest Period".

7.2
The "record date" shall mean the close of business on the thirtieth day before the relevant Interest Payment Date or, if such day is not a business day, then the next following business day and every Noteholder shall be deemed for the purposes of these presents to be the holder on such Interest Payment Date of the Notes held by him on such preceding date, notwithstanding any intermediate transfer or transmission of any such Notes.

7.3
If any Interest Payment Date should fall on a day which is not a business day, then for the purpose of the payment of interest and any other payments due to the Noteholder pursuant to condition 2, the Interest Payment Date shall be deemed to be the next business day immediately following such an Interest Payment Date.  This provision shall not affect any Interest Period nor shall it affect the amount of interest (or any other monies) to be paid on any Interest Payment Date.

7.4	The rate of interest on the Notes for each Interest Period (the "Rate of Interest") will be determined on the basis of the following provisions:

(a)
on the date of the first issue of the Notes (or, if not a business day, the first business day thereafter) and on the first business day of each subsequent Interest Period for such Note(s) ("Interest Determination Date"), the rate of interest on the Notes for each Interest Period will be the rate per annum calculated by the Company to be 0.25 per cent. below Six Month LIBOR.  "Six Month LIBOR" is defined as the rate per annum for the six months corresponding to the relevant Interest Period quoted at or about 11.00 a.m. (London time) on the applicable Interest Determination Date that appears on that page of the Telerate Screen which displays British Bankers Association Interest Settlement Rates for deposits of such amount as the Company shall determine having regard to the aggregate principal amount of the Notes then in issue in pounds for such period (such page currently designated as page 3750) or if such page or such service is discontinued, such other page as may replace page 3750 on that service or such other source as may be nominated by the British Bankers Association for the purpose of displaying British Bankers Association Interest Settlement Rates for deposits in pounds sterling; and

(b)
if on any Interest Determination Date, the rate of interest cannot be established in accordance with paragraph 7.4 (a) above, the Rate of Interest for the relevant Interest Period shall be calculated by reference to such rate as the Company shall determine on the basis of quotations made for six month deposits of a similar size and currency in any such other inter-bank market or markets as the Company may select and, if a rate of interest cannot be established in accordance with the foregoing provisions for any succeeding Interest Period, then the rate of interest on the Notes for such Interest Period shall be the same as that applicable to the Notes during the previous Interest Period.

7.5
The amount of interest payable on a Note shall be calculated by applying the Rate of Interest to the principal amount of the Note and multiplying such sum by the actual number of days in the Interest Period concerned divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366 and by rounding up the resultant figure to the nearest penny. The determination by the Company of the Rate of Interest and the Company's calculation of each interest amount shall, in the absence of manifest error, be final and binding.

7.6
Interest on such Notes becoming liable to repayment shall cease to accrue as from the due date for repayment of such Notes unless (and subject to compliance with the condition 5) payment of the monies is not made by the Company in which case interest shall continue to accrue until, but not excluding, the date of actual payment.

7.7
Any interest which remains unclaimed after the period of six years from the date of first payment shall revert to the Company notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and the other records of the Company.

8.	REDEMPTION IN DOLLARS

A Noteholder may, by notice in writing to the Company given at the same time as any Notice of Repayment given pursuant to condition 2.3 elect that the principal amount of the Note(s) the subject of that Notice of Repayment shall be redeemed in US dollars in which event the Company shall on the relevant Interest Payment Date (the "Redemption Date") and in full discharge of its obligations to repay such Note(s) pay to the Noteholder an amount in US dollars obtained by converting the principal amount outstanding of such Note(s) in US dollars (at Barclays Bank plc's spot rate for the purchase of US dollars with sterling certified by Barclays Bank plc as prevailing in London interbank foreign exchange market (or such replacement service from time to time) at or about 11.00 a.m. on the date on which the Notice of Repayment is deemed received by the Company (or where that date is not a business day on the immediately preceding business day)) PROVIDED THAT:

(a)
if the amount payable in US dollars hereunder would otherwise exceed an amount in US dollars obtained by converting 100.2 per cent. of the sterling principal amount outstanding of such Note(s) into US dollars at the spot rate for the purchase of US dollars with sterling certified by Barclays Bank plc as prevailing at or about 11.00 a.m. on the Redemption Date the latter amount shall be substituted therefor; and

(b)
if the amount payable in US dollars hereunder would otherwise be less than the amount in US dollars obtained by converting 99.6 per cent. of the sterling principal amount outstanding of such Note(s) into US dollars at the spot rate for the purchase of US dollars with sterling certified by Barclays  Bank plc as prevailing at or about 11.00 a.m. on the Redemption Date the latter amounts shall be substituted therefor.

9.	MODIFICATION

9.1
The provisions of the instrument and the rights of the Noteholders may from time to time be modified, abrogated or compromised in any respect by the Company with the written consent of the holders of not less than 75 per cent. in nominal amount of the Notes then in issue or the sanction of an Extraordinary Resolution of the Noteholders as provided in the instrument.

9.2
The Company may amend the provisions of the instrument without such sanction or consent if, in the opinion of the financial adviser to the Company, such amendment would not be prejudicial to the interest of Noteholders or is of a formal, minor or technical nature or corrects a manifest error.  Any opinion of the financial adviser in this regard shall be arrived at in its absolute discretion and no liability shall attach to it in respect thereof.

10.	REGISTRATION, TRANSFER AND MARKETABILITY

10.1	The Notes are transferable, subject to and in accordance with the provisions of the instrument, in amounts of £1 or integral multiples thereof.

10.2	No application has been or is intended to be made to any listing authority or to any stock exchange for any of the Notes to be listed or otherwise traded.

11.	LOST OR DESTROYED NOTES

If a Note is worn-out, defaced, lost or destroyed it may be renewed on payment of such out-of-pocket expenses of the Company as is reasonable and on such terms (if any) as to evidence and indemnity as the board may reasonably require but so that in the case of defacement or wearing out the defaced or worn-out Note shall be surrendered before a new Note is issued.  An entry as to the issue of a new Note and indemnity (if any) shall be made in the Register.

12.	NOTICE TO NOTEHOLDERS

12.1
Any notice or other document (including certificates for Notes) may be served on a Noteholder by sending the same by post in a prepaid letter addressed to such Noteholder at his registered address, in the United Kingdom or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices.

12.2	In the case of joint Noteholders a notice or document served on the Noteholder whose name stands first in the Register shall be sufficient notice to all the joint Noteholders.

12.3
Any notice or other document may be served on the person entitled to a Note in consequence of the death or bankruptcy of any Noteholder by sending the same by post, in a prepaid letter addressed to him by name or by the title of the representative or trustees of such Noteholder, at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy had not occurred.

13.	NOTICES TO THE COMPANY

Any notice, demand or other document (including certificates for Notes and transfers of Notes) may be served on the Registrar (acting on behalf of Company) by sending the same by post in a prepaid letter to the Registrar at Aspect House, Spencer Road, Lancing Business Park, Lancing, West Sussex BN99 6DA or to such other address as the Company may from time to time notify Noteholders.

14.	SERVICE OF NOTICES

Any notice or other document addressed to a Noteholder at his registered address or address for service in the United Kingdom is deemed to be given, if sent by pre-paid first class post, within 24 hours or, if sent by pre-paid second class post, within 48 hours, after the time when it was posted.  In proving such service or receipt it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted. A notice or document not sent by post but left at a Noteholder's registered address (or at another address notified for the purpose) is deemed to have been given on the day it was left.

15.	INSPECTION OF THE INSTRUMENT

A copy of the instrument shall be kept at the registered office of the Company.  A Noteholder and any person authorised by a Noteholder may at all reasonable times during office hours inspect such copy.

NOTICE OF REPAYMENT

To:                                                                                               LIMITED (the "Company")

1.
I/We being the registered holder(s) of the notes represented by this certificate hereby give notice that i/we require repayment in the manner set out in paragraph 2.1/2.2 below  of  all/£● of the notes in accordance with the above conditions.

2.	I/We authorise and request you:

(a)	to make the cheque or warrant payable to the person whose name is set out below or, if none is set out, to me/us; and

(b)	to send it by post at my/our risk to the person whose name and address is set out below or, if none is set out, to the registered address of the sole or first-named holder; or

2.2	to transfer the repayment monies to:

Bank:
Address:
(outside the United States, Japan, Canada or Australia)

Branch Code:
Account name:
Account no:

I/We acknowledge that payment of the moneys hereby authorised shall be in full and final satisfaction of the moneys to which I/we become entitled as aforesaid.

3.
I/We hereby authorise the despatch of a certificate for the balance (if any) of the Notes represented by this certificate which is not repaid by post at my/our risk to the person whose name and address is set out below or, if none is set out, to the sole or first-named holder at his/her registered address.

Dated ● ●

Signature(s) of Noteholder(s)1

Name2

Address:
(outside the United States, Japan, Canada or Australia)

1 In the case of joint holders ALL must sign.  A body corporate should execute under its common seal or under the hand of some officer or attorney duly authorised in that behalf in which event the Note must be accompanied by the authority under which this Notice is completed.

 2 Please insert in BLOCK CAPITALS the name of the person to whom you wish the cheque, warrant or money order to be made payable (if not to you) and/or the address of the person to whom you wish the cheque, warrant or money order and any balance certificate to be sent if it is different from that of the sole or first-named holder.  If the space is left blank, the cheque, warrant or money order will be made payable to the sole holder or all of the joint holders and it and any balance certificate will be sent to the registered address of the first-named Noteholder.

Address:
(outside the United States, Japan, Canada or Australia)

SCHEDULE 3

Provisions as to the Register

1.	REGISTER OF NOTES

1.1
The Company shall cause a register to be maintained at the offices of the Registrars on behalf of the Company (or at such other place as the Company may specify in accordance with the Companies Act 2006) showing the amount of the Notes for the time being issued, the date of issue and the amount of Notes for the time being outstanding, the names and addresses of the Noteholders, the nominal amounts of the Notes held by the Noteholders respectively and all transfers or changes of ownership of the Notes.

1.2	Any change of name or address on the part of any holder of Notes shall forthwith be notified by the holder to the Company and the Company shall alter the Register accordingly.

2.	RECOGNITION OF NOTEHOLDER AS ABSOLUTE OWNER

2.1
Except as required by law, the Company will recognise the registered holder of any Notes as the absolute owner thereof and shall not (except as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust, whether express, implied or constructive, to which any Notes may be subject and the Company may accept the receipt of the registered holder for the time being of any Notes, or in the case of joint registered holders the receipt of any of them, for the principal monies payable in respect thereof or for the interest from time to time accruing due in respect thereof or for any other moneys payable in respect thereof as a good discharge to the Company notwithstanding any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such Notes, interest or moneys.

2.2
If a warrant in payment of any amounts due to the registered holders of any Notes, made payable and despatched in accordance with the conditions, is encashed such encashment shall be deemed to be a good discharge to the Company notwithstanding any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such moneys.

2.3
No notice of any trust, express, implied or constructive, shall (except as by statute provided or as required by order of a court of competent jurisdiction) be entered in the Register in respect of any Notes.

3.	EXCLUSION OF EQUITIES

The Company will recognise every holder of Notes as entitled to his Notes free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of the Notes.

4.	TRANSFERABILITY OF NOTES

4.1
Subject to paragraph 4.7, a Noteholder will be entitled (subject as hereinafter provided) to transfer his entire holding of Notes or any part (in amounts or integral multiples of £1) by an instrument in writing in the usual or common form or such other form as the Company may accept.  There shall not be included in any instrument of transfer any notes other than the Notes constituted by the instrument.

4.2
Every instrument of transfer must be signed by the transferor or where the transferor is a corporation given under its common seal or signed on its behalf by a duly authorised officer or agent and the transferor shall remain the owner of the Notes to be transferred until the name of the transferee is entered in the Register in respect thereof.

4.3
Every instrument of transfer must be lodged for registration at the place where the Register shall for the time being be kept accompanied by the certificate for the Notes all or part of the nominal amount of which is to be transferred and such other evidence as the Directors or other officers of the Company authorised to deal with transfers may require to prove the title of the transferor or his right to transfer the Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person signing the same.

4.4
No assignment, transfer, sale or other disposal of any holding of Notes will be registered during the 30 days preceding an interest payment date or a date by which a payment in respect of interest or principal is required to be made by the Company.

4.5
No transfer shall be registered of any Notes in respect of which a repayment notice has been given by a Noteholder in accordance with condition 2.2 or a redemption notice has been given by the Company in accordance with condition 2.7.

4.6	All instruments of transfer which shall be registered may be retained by the Company.

4.7	The Notes may not be transferred other than:

(a)	outside of the Forty Day Period;

(b)	to or between any spouse, former spouse, civil partner, child (including any stepchild or adopted child) of a Noteholder or lineal descendent of any of these;

(c)
to the trustees of a trust of which the principal beneficiaries (and only people capable of being beneficiaries) are the Noteholder who established the trust and who is transferring the relevant Notes, and/or the persons referred to in paragraph (b) above;

(d)	on the death or bankruptcy of the Noteholder; and

(e)	with the prior written consent of the Company,

in each case subject to and in accordance with the provisions of this instrument and in amounts of £1 or integral multiples thereof. Any purported transfer of a Note or a beneficial interest therein not in accordance with this clause 4.7 shall be null and void ab initio.

5.	NO FEE FOR REGISTRATION OF TRANSFERS

No fee shall be charged for the registration of any transfer or for the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any Notes.

6.	DEATH OR BANKRUPTCY OF NOTEHOLDERS

6.1	The executors or administrators of a deceased Noteholder (not being one of several joint holders) shall be the only persons recognised by the Company as having any title to or interest in such Note.

6.2	In the case of the death of any of the joint holders of a Note the survivors or survivor will be the only persons or person recognised by the Company as having any title to or interest in such Note.

6.3
Any person becoming entitled to Notes in consequence of the death or bankruptcy of any Noteholder or of any other event giving rise to the transmission of such Notes by operation of law may, upon producing such evidence that he sustains the character in respect of which he proposes to act under this paragraph or of his title as the Directors shall think sufficient, be registered himself as the holder of the Note or subject to the preceding paragraphs may transfer the Note.

7.	RECEIPT OF JOINT HOLDERS

If several persons are entered in the register as joint registered holders of any Notes then, without prejudice to paragraph 2 above, the receipt of any one of such persons for any interest or principal or other monies payable in respect of such Notes shall be as effective a discharge to the Company as if the person signing such receipt were the sole registered holder of such Notes.

8.	THE REGISTER

8.1
A Noteholder and any person authorised by him may at all reasonable times during office hours inspect the Register and upon payment of a reasonable charge take copies of, or extracts from, the Register or any part of it.

8.2
The Register may be closed by the Company for such periods and at such times (not exceeding 30 business days in any one year) as it may think fit and during such period the Company shall be under no obligation to register transfers of the Notes.

9.	REPLACEMENT OF CERTIFICATES

If the certificate for any Notes is lost, worn-out, defaced or destroyed, it may be renewed, on such terms (if any) as to evidence and indemnity as the Directors may reasonably require, but so that in the case of defacement or wearing out the defaced or worn-out certificate shall be surrendered before the new certificate is issued.

10.	RISK TO NOTEHOLDERS

All certificates, other documents and remittances sent through the post shall be sent at the risk of the Noteholders entitled thereto.

SCHEDULE 4

Form of Parent Company Guarantee

THIS GUARANTEE is made on ● 2010

BY:

(1)	UNIVERSE CORPORATION a Delaware Corporation whose registered office is at 600 Montgomery Street, 26th Floor, San Francisco, CA 94111 (the "Parent")

WHEREAS:

(A)	This guarantee is supplemental to the Instrument (as defined below).

THE PARENT AGREES AS FOLLOWS:

1.	INTERPRETATION

1.1	Unless otherwise defined herein, words defined in the Instrument (as defined below) shall bear the same meaning when used in this guarantee.

1.2	In this guarantee:

 "Company" means Universe Bidco Limited (CRN 07289402), a subsidiary of the Parent;

 "Company's Obligations" has the meaning given to it in clause 2.1(a) (Guarantee);

 "Instrument" means the loan note instrument entered into by the Company and dated on or about the date hereof; and

 "Guarantee Obligations" has the meaning given to it in clause 3 (Continuing Security).

2.	GUARANTEE

The Parent irrevocably and unconditionally:

(a)
guarantees to the Noteholders the punctual performance by the Company of its obligations under the Instrument to pay to the Loan Note Holders the principal amount of the Notes, together with all interest due and payable thereon (the "Company's Obligations"); and

(b)	undertakes that whenever the Company does not pay any amount comprised in the Company's Obligations when due, the Parent will immediately on demand pay that amount as if it were the principal obligor.

3.	CONTINUING SECURITY

The obligations of the Parent under clause 2 (Guarantee) (the "Guarantee Obligations") are a continuing security and will extend to the ultimate balance of the Company's Obligations regardless of any intermediate payment or discharge in whole or part;

4.	NOTEHOLDERS' PROTECTIONS

4.1	The Guarantee Obligations shall not be discharged, diminished or in any way affected as a result of any of the following (whether or not known to the Parent or the Noteholders):

(a)	any concession, time, consent or waiver given to, or composition made with, the Company or any other person;

(b)	any amendment to, renewal, determination, transfer, substitution or replacement of the Instrument (however fundamental);

(c)	any purported obligation of the Company or any other person to the Noteholders becoming wholly or in part void, invalid, illegal or unenforceable for any reason;

(d)	any incapacity, lack of power, authority or legal personality or any change in the constitution of, or any amalgamation or reconstruction of, the Company, the Noteholders or any other person; or

(e)	any insolvency or similar proceedings.

4.2
The Parent waives any right it may have of first requiring the Noteholders to proceed against or enforce any rights or security or claim payment from any person before claiming from it under this guarantee.

5.	NO COMPETITION

5.1	Until all the Company's Obligations have been irrevocably paid and discharged in full, the Parent will not exercise any rights which it may have:

(a)	to exercise or enforce any of its rights of subrogation, indemnity or contribution against the Company;

(b)	to bring legal or other proceedings for any order requiring the Company to make any payment or perform any obligation in respect of which this guarantee has been provided; or

(c)	to claim or prove in a liquidation or other insolvency proceeding of the Company in competition with the Noteholders.

6.	PAYMENTS

6.1	All payments to be made by the Parent under this guarantee are to be made to the Noteholders:

(a)	in immediately available cleared funds in the same currency in which the sums comprised in the Company's Obligations are denominated to the account each Noteholder specifies for this purpose; and

(b)
in full without set-off or counterclaim and not subject to any condition and free and clear of and without deduction or withholding for or on account of any taxes or any other purpose.  If any deduction or withholding from any payment is required by law then the Parent will promptly pay to the Noteholders an additional amount being the amount required to procure that the aggregate net amount received by the Noteholders will equal the full amount which would have been received by it had no deduction or withholding been made.

7.	CANCELLATION

The Parent shall be entitled to cancel this guarantee in accordance with the terms of clauses 6.2 and 6.3 of the Instrument.

8.	MISCELLANEOUS

8.1
For the avoidance of doubt, this instrument is not a demand guarantee or performance bond and the Parent shall be entitled to raise defences to its liability hereunder save for whether those defences have been expressly excluded by the terms of this guarantee.

8.2
No failure or delay by any Noteholder in exercising any right under this guarantee shall operate as a waiver of that right nor shall any single or partial exercise of any right  preclude any other or further exercise of that or any other right.

8.3
If any provision of this guarantee is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

9.	GOVERNING LAW

This guarantee shall be governed by and construed in all respects in accordance with English law and the Parent agrees that the courts of England shall have non-exclusive jurisdiction to hear and decide any suit, action or proceedings and/or to settle any disputes, which may arise out of or in connection with this guarantee and, for these purposes, the Parent irrevocably submits to the jurisdiction of the courts of England.

IN WITNESS whereof this instrument has been executed as a deed on the date first above written.

Signed as a deed on behalf of UNIVERSE CORPORATION acting by:	) ) ) )
Name: Title:
Who, in accordance with the laws of that territory, is acting under the authority of the company.

SCHEDULE 5

Provisions for meetings of Noteholders

1.	CALLING OF MEETINGS

The Company at any time may, and shall upon the request in writing signed by Noteholders holding not less than one-tenth in nominal value of the Notes for the time being outstanding, convene a meeting of the Noteholders.  Every such meeting and every adjourned meeting shall be held at the registered office of the Company for the time being or such other place as the Company may specify.

2.	NOTICE OF MEETINGS

At least 21 days' notice (exclusive of the day on which the notice is given or deemed to be given and the day on which the meeting is to be held) specifying the day, time and place of meeting shall be given to the Noteholders of any meeting of the Noteholders.  Any such notice shall specify the terms of the resolutions to be proposed and shall include a statement to the effect that proxies may be appointed in accordance with the provisions of paragraph 15 of this schedule.  No amendment (other than an amendment to correct a typographical or manifest error) may subsequently be made to the resolution(s) specified in the notice of meeting.  The accidental omission to give notice to, or the non-receipt of notice by, any of the Noteholders shall not invalidate the proceedings at any meeting.

3.	CHAIRMAN OF MEETINGS

Such person (who may, but need not, be a Noteholder) nominated in writing by the Company shall be entitled to take the chair at every such meeting or adjourned meeting.  If at any meeting or adjourned meeting no person shall be nominated or the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting or adjourned meeting the Noteholders present shall choose one of their number to be chairman.

4.	QUORUM AT MEETINGS

At any such meeting two or more persons present in person (not being the Company, any person directly or indirectly under the control of the Company or any nominees thereof) or by proxy holding Notes or being proxies and being or representing in the aggregate the holders of not less than one-tenth in nominal amount of the Notes then outstanding and not held by or on behalf of the Company shall form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

5.	ABSENCE OF QUORUM

If within half an hour from the time appointed for any such meeting a quorum is not present, the meeting shall, if convened upon the requisition of Noteholders, be dissolved.  In any other case, the meeting shall stand adjourned for such period, not being less than 14 days nor more than 42 days, and to such time and place as may be appointed by the chairman.  At such adjourned meeting two or more persons present in person or by proxy (not being the Company, any person directly or indirectly under the control of the Company or any nominee thereof) holding Notes or being proxies (whatever the nominal amount of the Notes which they hold or represent) shall form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

6.	NOTICE OF ADJOURNED MEETINGS

At least ten days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting.  Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

7.	ADJOURNMENT OF MEETINGS

The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.	RESOLUTION ON A SHOW OF HANDS OR POLL

Every question submitted to a meeting shall be decided in the first instance by a show of hands, and unless a poll is demanded (before or on the declaration of the result of the show of hands) by the chairman, the Company or by one or more persons holding Notes or being proxies and being or representing in the aggregate the holders of not less than one-twentieth of the nominal amount of the Notes then outstanding and not held by or on behalf of the Company, a declaration by the chairman that the resolution has been carried, or carried by a particular majority, or lost, or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

9.	MANNER OF TAKING POLL

If at any meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

10.	TIME FOR TAKING POLL

Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

11.	PERSONS ENTITLED TO ATTEND AND VOTE

Any persons duly authorised by the Company including without limitation the Directors, the secretary or the Company's auditors or legal or financial advisers shall be entitled to attend and speak at any meeting of the Noteholders and any other person authorised in that behalf by the Directors.  Save as aforesaid no person shall be entitled to attend or vote at any meeting of the Noteholders unless he is registered as a holder of Notes or he produces written evidence of his appointment as a representative pursuant to paragraph 20 or is a proxy.  No votes may be exercised in respect of Notes held by or for the account of the Company or anyone directly or indirectly under the control of it, but this shall not prevent any proxy from being a director, officer or representative of, or otherwise connected with the Company.

12.	VOTES

12.1	Subject as provided in paragraph 11 above, at any meeting:

(a)
on a show of hands every Noteholder who (being an individual) is present in person or by proxy or (being a corporation) is present by its representative duly authorised in accordance with paragraph 20 below or its proxy, shall have one vote; and

(b)	on a poll every person who is so present shall have one vote in respect of every £1 nominal of Notes of which he is the holder or in respect of which he is a proxy or a representative.

12.2	Without prejudice to the obligations of any proxies any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

13.	VOTES OF JOINT HOLDERS

In the case of the joint holders of Notes the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the name stands in the Register.

14.	CASTING VOTE OF CHAIRMAN

In the case of an equality of votes, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a proxy or as a representative.

15.	APPOINTMENT OF PROXY

15.1	Proxies named in any Form of Proxy (as defined below) or block voting instruction need not be Noteholders.

15.2
A Noteholder may by instrument in writing (a "Form of Proxy") appoint a proxy.  The Form of Proxy shall be signed by the appointor or his attorney duly authorised in writing or if the appointor is a corporation either under the common seal or under the hand of an officer or attorney so authorised.  The Company may, but shall not be bound to, require evidence of the authority of any such officer or attorney.

15.3
A Form of Proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at such place as the Company may, in the notice convening the meeting, direct or, if no such place is appointed, then at the registered office of the Company not less than 48 hours before the time appointed for holding the meeting at which the person named in the Form of Proxy proposes to vote and in default the Form of Proxy shall not be treated as valid.  No Form of Proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution.

15.4
A Form of Proxy may be in any usual or common form or in any other form which the Company shall approve.  A proxy shall, unless the contrary is stated therein and subject to paragraph 15.3 above and paragraph 15.5 below, be valid as well for any adjournment of the meeting as for the meeting to which it relates and need not be witnessed.

15.5
A vote given in accordance with the terms of a Form of Proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at its registered office before the commencement of the meeting or adjourned meeting for the time being at which the proxy is used.

16.	POWERS OF MEETINGS OF NOTEHOLDERS

16.1
A meeting of the Noteholders shall in addition to all other powers (but without prejudice to any powers conferred on other persons in the instrument) have the following powers exercisable only by Extraordinary Resolution namely:

16.2
to sanction any proposal by the Company for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Company whether such rights shall arise under the conditions, the instrument or otherwise;

16.3
to sanction any proposal by the Company for the exchange or substitution for the Notes of, or the conversion of the Notes into, other obligations or securities of the Company or any other person or entity;

16.4
to assent to any modification or abrogation of the conditions and of the provisions of these presents which shall be proposed by the Company and to authorise the Company to execute an instrument in substitution to this instrument embodying any such modification or abrogation; and

16.5
to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

17.	EXTRAORDINARY RESOLUTION BINDING ON ALL NOTEHOLDERS

An Extraordinary Resolution passed at a meeting of the Noteholders duly convened and held in accordance with this instrument shall be binding upon all the Noteholders whether present or not at such meeting and each of the Noteholders shall be bound to give effect thereto accordingly.  The passing of any such resolution shall be conclusive evidence that the circumstances of any such resolution justify the passing thereof.

18.	DEFINITION OF EXTRAORDINARY RESOLUTION

The expression "Extraordinary Resolution" when used in this instrument means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions contained herein by a majority consisting of not less than three-quarters of the persons voting thereat upon a show of hands or, if a poll is demanded, then by a majority consisting of not less than three-quarters of the votes cast thereon.

19.	MINUTES OF MEETINGS

Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company and any such minutes, if they purport to be signed by the chairman of the meeting at which such resolutions were passed or proceedings were transacted or by the chairman of the next succeeding meeting of the Noteholders, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every meeting in respect of which minutes of the proceedings have been made and signed as aforesaid shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

20.	CORPORATE REPRESENTATIVES

Any company or corporation which is a holder of Notes may by resolution of its directors or other governing body authorise any person to act as its representative at any meeting of Noteholders and such representative shall be entitled to exercise the same powers on behalf of the company or corporation which he represents as if he were the holder of Notes.

21.	RESOLUTIONS IN WRITING

A resolution in writing proposed by the Company and signed by the holders of not less than three-quarters in nominal amount of the Notes then in issue (other than Notes held by or for the account of the Company) shall have effect in the same manner as an Extraordinary Resolution of Noteholders duly passed at a meeting duly convened and held.  Such resolution in writing may be contained in one document or in several documents in like form, each signed by one or more Noteholders.

22.	CONSENT OF COMPANY

Notwithstanding anything in this instrument to the contrary, no resolution shall be effective which would increase any obligation of the Company under the instrument without the written consent of the Company.

SCHEDULE 6

ROLE OF THE SECURITY TRUSTEE

Executed as a deed by UNIVERSE BIDCO LIMITED acting by ……………………………………………………………:	) ) ) )
Signature of director Signature of witness Name of witness Address of witness Occupation of witness		………………………………………………………………… …………………………………………………………………… …………………………………………………………………. …………………………………………………………………. …………………………………………………………………. …………………………………………………………………. ……………………………………………………………………

Executed as a deed by [SECURITY TRUSTEE] acting by ……………………………………………………………:	) ) ) )
Signature of director Signature of witness Name of witness Address of witness Occupation of witness		………………………………………………………………… …………………………………………………………………… …………………………………………………………………. …………………………………………………………………. …………………………………………………………………. …………………………………………………………………. ……………………………………………………………………